UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 23, 2026

Next Technology Holding Inc. (formerly known as “WeTrade Group Inc.”)
(Exact name of Company as specified in charter)

Wyoming	001-41450	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1376-7 Oba, Kasukabe City, Saitama Prefecture, Grandage 3, Takebashi 408

Japan 344-0021

+852 9054 9481

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Wyoming Registered Agent

1621 Central Ave Cheyenne, Wyoming 82001

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NXTT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

Change in Independent Registered Public Accounting Firm

Following discussions among the Audit Committee of the Board of Directors (the “Audit Committee”) of Next Technology Holding Inc. (the “Company”), on January 21, 2026, the Audit Committee and management of the Company elected to change the Company’s independent registered public accounting firm by dismissing JWF Assurance PAC (“JWF”) and engaging CHI-LLTC (“CHI”), with the change becoming effective on that date. The decision to change the Company’s independent registered public accounting firm from JWF to CHI was based on the Company’s desire to engage an accounting firm that it believes will be a better fit for the Company’s operations and easier to collaborate with going forward. The change was not the result of any disagreement between the Company and JWF on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures.

JWF’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. JWF has served as the Company’s independent registered public accounting firm since 2023.

During the Company's fiscal years ended December 31, 2024 and 2023, and the subsequent interim period preceding the change in auditor from JWF to CHI, there were no (a) “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and JWF on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of JWF, would have caused JWF to make reference to the subject matter of the disagreement in their reports on the financial statements for such years, or (b) “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided JWF with a copy of this Form 8-K prior to its filing with the SEC and requested that JWF furnish the Company with a letter addressed to the SEC stating whether JWF agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. A copy of JWF’s letter, dated January 21, 2026, is attached as Exhibit 16.1 to this Current Report on Form 8-K.

Engagement of New Independent Registered Public Accounting Firm

On January 21, 2026, the Audit Committee engaged CHI to serve as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2025 and subsequent periods.

During the Company’s fiscal years ended December 31, 2024 and 2023 and the subsequent interim period through January 21, 2026, neither the Company nor anyone on its behalf consulted CHI regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided by CHI to the Company that CHI concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter of JWF Assurance PAC, dated January 21, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXT TECHNOLOGY HOLDING INC.

Date: January 23, 2026	By:	/s/ Wei Hong Liu
	Name:	Wei Hong Liu
	Title:	CEO

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